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                                                                    EXHIBIT 5.1


                                                              October 9, 1997



Let's Talk Cellular & Wireless, Inc.
800 Brickell Avenue, Suite 400
Miami, Florida 33131

         RE:  INITIAL PUBLIC OFFERING OF COMMON STOCK
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Ladies and Gentlemen:

         On August 29, 1997, Let's Talk Cellular & Wireless, Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1, Registration No. 333-34595 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company and certain selling shareholders (the "Selling Shareholders") of up to 2,000,000, and 1,000,000 shares, respectively, of the Company's Common Stock, par value $.01 per share (the "Shares"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement. Defined terms used herein shall have the meanings attributed thereto in the





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Let's Talk Cellular Wireless, Inc.
October 9, 1997
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Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Bylaws of the Company; (ii) actions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that (i) the Shares to be sold by the Company pursuant to the Registration Statement have been duly and validly authorized and, when issued and delivered in accordance with the Purchase Agreement filed as Exhibit 1.1 to the Registration Statement will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly and validly authorized and issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                               Sincerely,




                                               /s/ GREENBERG TRAURIG HOFFMAN
                                                   LIPOFF ROSEN & QUENTEL, P.A.
                                               --------------------------------
                                               GREENBERG TRAURIG HOFFMAN
                                               LIPOFF ROSEN & QUENTEL, P.A.